Exhibit 3.81

ARTICLES OF ORGANIZATION

OF

DIRECT FINANCIAL SOLUTIONS OF NORTH DAKOTA LLC

BY AGREEMENT, the undersigned Organizer, on behalf of the Members who desire to form a limited liability company pursuant to the enabling laws of the state of North Dakota (hereinafter referred to as the “Act”), hereby sets forth the following Articles of Organization for such limited liability company (hereinafter referred to as the “Company”):

ARTICLE 1                              NAME

The name of the Company is Direct Financial Solutions of North Dakota LLC.

ARTICLE 2                              REGISTERED AGENT

The name of the original Registered Agent of the Company is Michael Kautzman, located at 1008 E. Capitol Ave., Bismarck, North Dakota 58501-1930.

ARTICLE 3                              ORGANIZER

The name and address of the Organizer is:

NAME	ADDRESS

Richard G. Smurthwaite, Esq.	Smurthwaite & Workman, LLC
503 W. 2600 S., Suite 200
Bountiful, Utah 84010
801-335-0404

ARTICLE 4                              EFFECTIVE DATE

These Articles of Organization shall be effective when filed with the Secretary of State of North Dakota.

ARTICLE 5                              PERIOD OF DURATION

The Company shall have perpetual existence.

NORTH DAKOTA
Filed	8-3-2005
[ILLEGIBLE]
Secretary of State

ARTICLE 6                              MANAGEMENT

The management of the Company shall be vested in one or more Managers. The name and street address of the initial Managers, who will serve until a successor is elected, is as follows:

NAME	ADDRESS

Todd Jensen	89 East 1400 North
Logan, Utah 84341

Mari-Catherine Vinton	89 East 1400 North
Logan, Utah 84341

ARTICLE 7                              AUTHORITY

No Member shall have authority to act on behalf of or bind the Company without the written approval of the Manager. Only the Manager of the Company, as indicated above, or successor(s) as Manager, and those given authority by such written approval may sign contracts or other instruments on behalf of the Company.

I, the above named Organizer, have read the foregoing Articles of Organization, know the contents, and believe the statements therein to be true.

IN WITNESS WHEREOF, the Parties have hereunto executed this Agreement this 27th day of July, 2005.

ORGANIZER:

/s/ Richard G. Smurthwaite
Richard G. Smurthwaite, Esq.

STATE OF NORTH DAKOTA OFFICE OF THE SECRETARY OF STATE 600 E Boulevard Ave Dept 108, 1st Floor Bismarck, ND 58505-0500

ARTICLES OF AMENDMENT TO CHANGE LIMITED LIABILITY COMPANY NAME

The undersigned, for the purpose of amending the Articles of Organization, do hereby certify as follows:

1.                                 The present name of the limited liability company is:

Direct Financial Solutions of North Dakota LLC

2.                                 The name of the limited liability company is changed to:

Cash Central of North Dakota, LLC

3.                                 The future effective date of this amendment shall be:

When filed with the Secretary of State.

4.                                 The amendment was adopted with the consent of all, or a lesser number of, the members of the limited liability company as authorized by the operating agreement.

We certify, under the penalties set forth in the North Dakota Limited Liability Company Act, that we have read the above statements and that the same are true and correct.

Signed this 11th day of July , 2007.

Trevin Workman, Manager
(Print Name and Title)

/s/ Trevin Workman
(Signature)

NORTH DAKOTA
Filed	8-07-2007
[ILLEGIBLE]
Secretary of State